As filed with the Securities and Exchange Commission on March 29, 2010
Registration No. 333-128070

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INHIBITEX, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	74-2708737 (I.R.S. Employer Identification Number)
9005 Westside Parkway
Alpharetta, Georgia 30009
(678) 746-1100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Russell H. Plumb
Inhibitex, Inc.
President, Chief Executive Officer and Chief Financial Officer
9005 Westside Parkway
Alpharetta, Georgia 30009
(678) 746-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036-6797
(212) 698-3500

     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐ ________
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box.   ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
     This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c) may determine.

TERMINATION OF REGISTRATION STATEMENT; DEREGISTRATION OF SECURITIES
     We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-128070), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 29th day of March, 2010.

INHIBITEX, INC.
By:	/s/ RUSSELL H. PLUMB
	Name:	Russell H. Plumb
	Title:	President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ RUSSELL H. PLUMB Russell H. Plumb	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 29, 2010

/s/ M. JAMES BARRETT, PH.D.* M. James Barrett, Ph.D.	Director	March 29, 2010

/s/ GABRIELE M. CERRONE* Gabriele M. Cerrone	Director	March 29, 2010

/s/ MICHAEL A. HENOS* Michael A. Henos	Director	March 29, 2010

/s/ CHRIS MCGUIGAN, BSc, PH.D.* Chris McGuigan, BSc, Ph.D.	Director	March 29, 2010

/s/ RUSSELL M. MEDFORD, M.D., PH.D.* Russell M. Medford, M.D., Ph.D.	Director	March 29, 2010

/s/ MARC L. PREMINGER, FSA, MAAA* Marc L. Preminger, FSA, MAAA	Director	March 29, 2010

/s/ A. KEITH WILLARD* A. Keith Willard	Director	March 29, 2010

*By:	/s/ RUSSELL H. PLUMB
Russell H. Plumb
Attorney-in-Fact